UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2024 (October 21, 2024)

Investcorp Europe Acquisition Corp I

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41161	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Century Yard, Cricket Square Elgin Avenue P.O. Box 1111, George Town Grand Cayman, Cayman Islands	KY1-1102
(Address of principal executive offices)	(Zip Code)

+1 (345) 949-5122

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share and one-half of one redeemable warrant	IVCBU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	IVCB	The Nasdaq Stock Market LLC
Redeemable warrants, each whole warrant exercisable for one Class A ordinary share at an exercise price of $11.50	IVCBW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2024, Hazem Ben-Gacem submitted his resignation from the board of directors (the “Board”) of Investcorp Europe Acquisition Corp I (the “Company”) to pursue other opportunities, effective upon acceptance and approval by the Board. Mr. Ben-Gacem’s resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies, or practices.

On October 22, 2024, the Board elected Craig Sinfield-Hain, the Company’s Chief Financial Officer, to replace Mr. Ben-Gacem as a director and as Chairman of the Board effective upon his resignation. Mr. Sinfield-Hain brings extensive knowledge of the Company and financial expertise to the Company’s Board. Mr. Sinfield-Hain has been the Company’s Chief Financial Officer since October 27, 2021. Mr. Sinfield-Hain has been with Investcorp Holdings B.S.C. for 21 years. During his career at Investcorp he has held various roles within the Finance department including Group Financial Controller from 2009 through 2012. Mr. Sinfield-Hain is currently the Head of Financial Planning, Reporting and Analysis. Mr. Sinfield-Hain is also involved in multiple board directorships of Investcorp group companies and of holding companies for Investcorp’s investments in private equity and real estate.

There is no arrangement or understanding between Mr. Sinfield-Hain and any other person pursuant to which he was to be selected as a director. There have been no transactions directly or indirectly involving Mr. Sinfield-Hain that would be required to be disclosed pursuant to Item 404(a) of Regulation S-K under the Securities Exchange Act of 1934.

Mr. Sinfield-Hain will not be compensated for his service on the Board.

Item 8.01 Other Events.

As previously disclosed, pursuant to the termination of the Business Combination Agreement entered into among the Company, Zacco Holdings (formerly OpSec Holdings), a Cayman Islands exempted company and the other parties thereto, the Company received a termination payment (the “Termination Payment”) of $30 million. On October 22, 2024, the Company’s Board declared a distribution of the net amount of such Termination Payment after satisfaction of the Company’s liabilities pro rata to all holders of Class A Ordinary Shares, equal to $.60 per Class A Ordinary Share, payable on November 12, 2024 to shareholders of record at the close of business on November 4, 2024. The pro rata distribution of the net amount of the Termination Payment has no impact on the rights as holders of the Class A Ordinary Shares, including with regards to liquidation rights or redemption of the trust account.

The Company continues to consider whether to dissolve or seek an alternative business combination which would require an extension of the deadline by which the Company must complete a business combination which is currently December 17, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Investcorp Europe Acquisition Corp I

Date: October 22, 2024	By:	/s/ Craig Sinfield-Hain
	Name:	Craig Sinfield-Hain
	Title:	Chief Financial Officer